EXHIBIT 10.7

                                   AGREEMENT


      This AGREEMENT made and entered into this August 1, 1991, between Vermont ETV, a public television network incorporated and existing under the laws of the State of Vermont and having its principal offices in Colchester, Vermont (ETV hereinafter) , and New England Wireless, a wireless cable television company, having its principal place of business at Bellows Falls, Vermont (NEWCTV hereinafter):

      WHEREAS ETV is the Lessee of certain land under a Lease from the State of Vermont acting by and through its Department of Forests, Parks, and Recreation, said Lease dated September 27, 1989, (attached hereto as Exhibit B and incorporated by reference herein), by which there is demised to ETV approximately 3.3 acres of Land located within the Ascutney State Park, designated as "South Peak," Town of Windsor, Vermont, which Lease will continue unless terminated as provided therein for a term of ten (10) years beginning January 1, 1990;

      WHEREAS NEWCTV has requested the use of certain ETV premises and facilities for the purpose of installing, operating, and maintaining at the site of the leased premises an antenna and ancillary equipment housed in cabinets, all of which is more particularly described in Exhibit A attached hereto, which is hereby incorporated by reference, in connection with the operation of a wireless cable television service by NEWCTV; and

      WHEREAS NEWCTV has satisfied criteria established by ETV for use of ETV's premises and facilities for electromagnetic broadcast purposes;

      NOW, THEREFORE, it is agreed as follows:

1. INSTALLATION, OPERATIONS, AND MAINTENANCE. NEWCTV shall be permitted to install, operate, and maintain an antenna(s) on the existing ETV transmitter tower and to install, operate, and maintain certain ancillary equipment within the ETV-owned building, as specified in Exhibit A to this Agreement, for the purposed stated above. Any installation and/or alterations by NEWCTV deviating in any way from the original installation authorized in Exhibit A must be specifically authorized in writing by ETV.

2. ACCESS TO PREMISES. NEWCTV shall have such access to and use of ETV's premises and facilities, including common areas, as may be reasonable and necessary for its installation, operations, and maintenance under this AGREEMENT. NEWCTV shall be solely responsible for securing from third persons not party to this AGREEMENT, appropriate authorization for access to premises and facilities not within the possession and control of ETV.

3. TERM. The term of this AGREEMENT shall commence on July 1, 1991 and shall expire at midnight on June 30, 1999 unless sooner terminated as hereinafter provided. There shall be no automatic renewal of this AGREEMENT by holdover, however, NEWCTV shall have the option to renew this agreement at the end of the initial term.

4.    TERMINATION. This AGREEMENT may be terminated by either party upon one
      (1) year's written notice by certified mail. In addition, if NEWCTV fails to comply with any provision or condition of this Agreement, and such noncompliance shall continue for a period of forty-five (45) days after timely written notice thereof is given by ETV to NEWCTV, ETV may terminate this AGREEMENT and pursue all remedies otherwise available under law.

5. FEE. NEWCTV shall pay to ETV the annual base rent of Thirty-one Thousand, two-hundred-thirty dollars and no cents ($31,230.00) for the license term established in equal monthly installments in advance beginning on the commencement date of this license AGREEMENT. On 1 July of each succeeding year of the term of this license AGREEMENT, the revised annual base rent for each additional yearly period shall be increased by multiplying that year's base rent by one hundred percent (100%) plus the percentage increase in the Consumer Price Index, All Urban Consumers for the United States Average, published by the Bureau of Labor Statistics of the United States Department of Labor (CPI hereinafter), and computed as follows:

5.1 The CPI level reported as of December of the year prior to the current 1 July will be the numerator of a fraction and the CPI as reported for December 1990 will be the denominator.

5.2 CPI Base. The initial CPI to be used in calculating the escalator index to the base rent shall be the rate published for the month ending December 1990.

5.3 In no instance shall the annual base rent be less than the previous base rent as escalated.

5.4 NEWCTV shall forward monthly payment checks made payable to Vermont ETV, Inc., and mailed to the address stated in Paragraph 16 of this license AGREEMENT.

5.5 ETV reserves the right to make appropriate adjustments to the base rent which reflect use of the site, in particular, its power requirements. Such adjustments shall be made only on July 1 of each succeeding year, with no less than sixty (60) days notice to NEWCTV. ETV also reserves the right to require NEWCTV to procure metered power service, should NEWCTV's power requirements be significant.

6. INTEREST. Interest shall be charged on all overdue accounts in accordance with ETV's policies in effect at the time such interest is charged. ETV's assessment of interest shall not constitute a waiver of its rights to terminate this AGREEMENT for non-payment and/or to pursue remedies otherwise available under law.

7. TAXES AND OTHER GOVERNMENTAL LEVIES, FEES, OR CHARGES. NEWCTV shall pay, or cause to be paid, any and all taxes or payments in lieu thereof, levies, fees, or charges assessed against ETV or NEWCTV which result from or arise out of NEWCTV's operations under this AGREEMENT. NEWCTV shall have any such right as may be provided by law to dispute the reasonableness of any such taxes, levies, fees, or charges; provided NEWCTV agrees to pay all costs and/or expenses incurred in any such dispute and to indemnify ETV for all costs, expenses, fees, or judgments arising from NEWCTV's non-payment.

8. PERMITS, RULES, AND REGULATIONS. NEWCTV shall be solely responsible for obtaining and maintaining all local, state, and federal permits and licenses required for its operations under this AGREEMENT. In addition, NEWCTV shall be solely responsible for complying with all local, state, and federal ordinances, rules, regulations, and laws applicable to installations and/or operations that are the subject of this AGREEMENT.

      ETV agrees to provide reasonable assistance to NEWCTV securing said permits and licenses, provided LICENSEE agrees to indemnify and hold ETV harmless from any and all expenses, penalties, damages, or costs, including but not limited to reasonable attorney's fees incurred in discharging this obligation.

9. INITIAL APPLICATION. NEWCTV warrants and agrees that all information it provided in its application to ETV for the installation, operations, and maintenance that are the subject of this AGREEMENT is true and accurate. NEWCTV further warrants and agrees that it will advise ETV in writing of any contemplated changes in such installation, operations, or maintenance activity so that ETV can determine whether such use is consistent with its criteria for use of ETV's premises and facilities.

10. REMOVAL OF EQUIPMENT. NEWCTV shall be solely responsible for the removal of its materials, equipment, and the like from ETV's premises and facilities upon termination of this AGREEMENT, said removal to occur within a reasonable time not to exceed thirty (30) days. Title to any property not removed within thirty (30) days shall vest in ETV unless NEWCTV has obtained prior to the expiration of such period written consent from ETV for an extension of time within which to remove such equipment.

      Subject to the terms of Paragraph 12, NEWCTV shall assume responsibility for the cost and expense of restoring the premises and facilities to their condition at the time it commenced installation under this AGREEMENT, reasonable wear and tear excepted.

11. DAMAGE. NEWCTV shall be responsible for all damage to persons or property done to or resulting from its installation, operations, maintenance, or any other activity arising out of or incidental to this AGREEMENT or conducted by NEWCTV in violation thereof. NEWCTV shall indemnify and hold harmless ETV from any such loss, cost, fees, claims, damage, expense, or liability for such damage, including but not limited to all costs of defense. NEWCTV agrees to maintain commercial general liability insurance with a combined single limit of at least $1,000,000, including contractual liability coverage which will respond to obligations assumed under this license agreement.

11a. INSURANCE. NEWCTV shall at all times maintain adequate property and liability insurance for its activity at the site. Within thirty (30) days following the execution of this agreement, NEWCTV shall provide ETV with a current Certificate for insurance coverage in effect for its activities at the site.

12. PRINCIPAL LEASE. NEWCTV agrees to abide by all the terms and conditions expressed in the above-referenced Lease between the State of Vermont and ETV (attached as Exhibit B and incorporated by referenced herein). NEWCTV agrees to assume sole liability for its own breaches, violations or defaults of said Lease, and to indemnify and hold harmless ETV from claims or actions by the State of Vermont against ETV resulting from such breaches, violations or defaults by NEWCTV.

13. INTERFERENCE. In the event that the operations of NEWCTV under this AGREEMENT interfere with the transmitting or receiving of radio, television, or electronic signals on the data hereof by ETV or other earlier authorized operators on the site, NEWCTV shall at its own expense and as soon as reasonably possible after notice thereof correct such interference and shall cease its operations until such correction occurs; provided, cessation of operations shall not be required if written consent is obtained from the operator suffering the interference; further provided, this provision shall not apply to test periods where the source of the interference is being determined for purposes of suppression. In the event that transmitting or receiving devices installed on the site in the future by any authorized user shall interfere with NEWCTV's transmission or reception, NEWCTV shall cooperate with such user in eliminating such interference.

14. AIRTIME LOSS. ETV shall not be held liable or responsible for air time losses sustained for any reason by NEWCTV under this AGREEMENT or its rights hereunder. If any claim is made against ETV by NEWCTV's client, customer, or other third party for air time losses and any damage arising out of or resulting from such losses, NEWCTV shall indemnify and hold harmless ETV for all losses and expenses incurred by ETV including but not limited to all costs of defense.

15. ASSIGNMENT. NEWCTV shall not assign or sublicense this AGREEMENT or its rights hereunder without the expressed written approval of ETV and subject to the underlying ground lease attached in EXHIBIT B.

16. NOTICES. All notices required by this AGREEMENT shall be presented as provided below:

      TO ETV:     Business Office
                  Vermont ETV, Inc.
                  88 Ethan Allen Avenue
                  Colchester, Vermont 05446

      TO NEWCTV:  New England Wireless
                  56 Green Street
                  Bellows Falls, VT    05101

17. PAYMENTS. All payments required by the AGREEMENT shall be made payable to Vermont ETV, Inc., and mailed to:

                  Business Office
                  Vermont ETV, Inc.
                  88 Ethan Allen Avenue
                  Colchester, Vermont 05446

18. PERFORMANCE. The failure of ETV to demand strict performance of any of the terms, conditions, and covenants herein shall not be deemed a waiver of any rights and/or remedies ETV has and shall not be deemed a waiver of any subsequent breach or default in the terms, covenants, and conditions herein contained.

19. AMENDMENT. This AGREEMENT may not be modified or amended except by written Agreement signed by both parties.

20. DISPLAY OF LICENSE. NEWCTV shall attach and prominently display a copy of NEWCTV's current FCC license on equipment installed by NEWCTV on the premises.

21. LAWS. This AGREEMENT shall be governed by the laws of the State of Vermont.

22. STATE CONSENT. This AGREEMENT shall be subject to the consent of the State of Vermont through its Department of Forests, Parks, and Recreation, said consent provided as attached Exhibit C, which is hereby incorporated by reference.

23. This AGREEMENT has been signed in duplicate, each of which shall stand as an original.


ETV:                                   Vermont ETV, Inc.


                                       By: /S/_________________________________
                                           John E. King
                                           Vice President
                                           Finance and Administration

                                           Date: 8/2/91

On the 2nd day of August, in the year 1991, before me Louise Rashleigh, Notary Public in and for said state, personally appeared John E. King and signed said Agreement of his own free will.


                                       Signature /S/___________________________
                                                 Notary Public

NEWCTV:                                New England Wireless


                                       By: /S/_________________________________
                                           Scott A. Wendel
                                           President

                                           Date: August 2, 1991

On the 2nd day of August in the year 1991, before me Louise Rashleigh, Notary Public in and for said state, personally appeared Scott Wendel, and signed said Agreement of his/her own free will.


                                       Signature ______________________________
                                                 Notary Public



                                   EXHIBIT A
                              EQUIPMENT INVENTORY



                                   EXHIBIT B

Underlying sublease agreement between the State of Vermont and Vermont ETV, Inc.




                                   EXHIBIT C
                                 STATE CONSENT


I, ________________________ duly authorized Agent of the State of Vermont, acting through its Agency of Natural Resources, Department of Forests, Parks and Recreation, do hereby consent to the foregoing Agreement dated ________________, 1991, between Vermont ETV, Inc. and ________________________.


STATE OF VERMONT

By: /S/____________________________        __________________________________
                                           Witness

Title: ____________________________        __________________________________
                                           Witness

Date: _____________________________



                                   EXHIBIT D
                      CALCULATION OF ANNUAL LEASE PAYMENT


Annual Site Fee                                                        $  2,000

Tower Space:

        1 - 27 foot receive antenna (2 sides)  =  54 feet
        2 - 12 foot transmit antenna           =  24 feet
        1 - 6 foot microwave dish antenna      =  6 feet
                 84 feet @ $80/lineal foot 6,720

Building Space:

        4 - equipment cabinets  =  58.74 square feet
                     @ $200/square ft.                                   11,748

Estimated Power Consumption:
        12.29 KWH per day                                                10,762
                                                                       --------

        Total                                                          $ 31,230

                              or $2,602.50/month